UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2021

ECO SCIENCE SOLUTIONS, INC.
(Exact name of Company as specified in its charter)

Nevada	333-166487	46-4199032
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1135 Makawao Avenue, Suite 103-188 Makawao, Hawaii 96768
(Address of principal executive offices)

(833) 464-3726
(Company's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act: None

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On January 28, 2021, the Company entered into an Asset Purchase Agreement with Haiku Holdings, LLC,  a limited liability company owned by The Rountree Trust, of which Michael Rountree is the Trustee, wherein the Company purchased an enterprise software platform, coupling the Company’s consumer engagement applications and e-commerce platform to this proprietary enterprise accounting, inventory management, customer relationship management, and overall business operations (the “Software”), of which was developed by Haiku Holdings, LLC.  The terms of the Asset Purchase Agreement are such that ESSI shall deliver to the Seller and/or it’s assigns an aggregate of 1,500,000 shares of its restricted common stock (the “Shares”).  Further, ESSI will not assume and shall have no responsibility for any of the Seller’s obligations related to the Purchased Assets (including leases and liabilities of any type, kind or nature), whether fixed, accrued, contingent or otherwise, and whether arising in contract, in tort, by violation of law, by operation of law, or otherwise, and all such obligations, past, present, or arising in the future, shall remain with the Seller. A fully detailed description of the asset purchased and its applicability to the Cannabis category specifically, is attached as Schedule 1 to the Asset Purchase Agreement attached.
On January 28, 2021, the Company entered into an Executive Employment Agreement (“Agreement”), effective January 31, 2021, with Michael Rountree, the Company’s current Chief Operating Officer. Michael will serve as the Chief Executive Officer, as well as the Chief Financial Officer.  The term of the Agreement is for three years.  Mr. Rountree will receive the minimum wage for an exempt employee, until the Company reaches a Financial Threshold, at which time, he will receive $175,000 per year, for the first six months, $225,000 per year for the next six months, and $250,000 per year going forward.  Additionally, Mr. Rountree will be issued 3,000,000 shares of Company common stock. The Employment Term and the Executive's employment may be terminated by either the Company or the Executive at any time and for any reason or for no particular reason. Upon termination of the Executive's employment during the Employment Term, the Executive shall be entitled to the compensation and benefits set forth in the Employment Agreement and shall have no further rights to any compensation or any other benefits from the Company or any of its affiliates.
On January 28, 2021, the Company entered into an Indemnification Agreement with Michael Rountree; the Company finds it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of Mr. Rountree, in his positions as the Chief Executive Officer and Chief Financial Officer, to the fullest extent permitted by applicable law so that he will serve, and continue to serve, the Company free from undue concern that he will not be so indemnified.
On January 28, 2021, the Company entered into a Debt Settlement and Share Purchase Agreement with Rountree Consulting, Inc., owned by The Rountree Trust, wherein Rountree Consulting, Inc. has agreed to accept 500,000 unregistered, restricted shares of the Company’s common stock at a price of US $.50 per share (collectively, the “Shares”), in settlement of a portion, in the amount of $250,000 (the Settled Debt) of the total debt owed to Rountree Consulting, Inc. by the Company.

Section 2 – Financial Information

Item 2.01 – Completion of Acquisition or Disposition of Assets

On January 28, 2021, the Company executed an Asset Purchase Agreement with Haiku Holdings, LLC, a limited liability company owned by The Rountree Trust, of which Michael Rountree, our Chief Executive Officer and Chief Financial Officer, is the Trustee.  In consideration of the purchase of the assets of Haiku Holdings, LLC, 1,500,000 shares of the Company’s restricted common stock are to be issued to Haiku Holdings, LLC, or its assigns.

Section 3 – Securities and Trading Markets

Item 3.02 – Unregistered Sales of Equity Securities
Pursuant to the terms of the Asset Purchase Agreement, 1,500,000 shares of its common stock (the “Shares”), shall be issued to Haiku Holdings, LLC.
Pursuant to the terms of the Debt Settlement and Stock Purchase Agreement, 500,000 shares of the Company’s common stock shall be issued to Rountree Consulting, Inc. pursuant to the Debt Settlement and Stock Purchase Agreement.
Pursuant to the terms of the Executive Employment Agreement, the Executive will be issued 3,000,000 shares of Company common stock.
The three million shares will be subject to a 3 year lock up agreement.  In addition, during the Employment Term, the Executive shall be eligible to participate in the Company’s 2021 Equity Incentive Plan or any successor plan, subject to the terms of the Company’s 2021 Equity Incentive Plan or successor plan, as determined by the Board or the Compensation Committee, in its discretion.
The Securities above will not be registered under the 1933 Act in reliance upon the exemption from registration afforded by Section 3(b) and/or Section 4(6) of the 1933 Act.
Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 28, 2021, the Board of Directors accepted the resignation of Jeffery Taylor as Chief Executive Officer, effective January 31, 2021, and Michael Rountree accepted the appointment of Chief Executive Officer of the Company, effective January 31, 2021; Michael Rountree will hold the positions of Chief Executive Officer and Chief Financial Officer. Mr. Jeffery Taylor will remain active in the Company.

The Company has entered into an Executive Employment Agreement with Michael Rountree as referenced in Item 1.01

Michael D Rountree, C.P.A. M.B.T.

Mr. Rountree, age 50, is a Certified Public Accountant (CPA), and has more than 25 years of business planning, operational execution and corporate finance experience in both public and private companies.  He is the President of Rountree Consulting, Inc. a company which he founded in August 1997.  Rountree Consulting provides its Clients business planning, corporate finance, and growth strategy consulting services with the goal of increasing top line sales, while also actively lowering expenses through streamlining operational efficiencies.  Prior to forming Rountree Consulting, Mr. Rountree spent time with Deloitte and Touche, and Price Waterhouse, working on multi-state tax and financial accounting engagements for large Fortune 500 and Global 2000 clients.  Mr. Rountree also spent 3 years at the State of California Franchise Tax Board.  His initial work was with the traditional corporate and individual audit group, but he was quickly promoted to the forensics audit practice where he handled complex financial, tax and audit engagements.  Mr. Rountree holds a BS degree with an emphasis in Accountancy from C.S.U. Long Beach and a Masters in Business Taxation from the Leventhal School of Accounting at the University of Southern California.
Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits
Item No.	Description

10.1	Executive Employment Agreement

10.2	Indemnification Agreement

10.3	Debt Settlement and Purchase Agreement

10.4	Asset Purchase Agreement between Eco Science Solutions and Haiku Holdings, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eco Science Solutions Inc.

Date: February 3, 2021	By:	/s/Jeffery Taylor
Name: Jeffery Taylor
Title: President

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